                                                 EXHIBIT 23(a)

SUTHERLAND
ASBILL &                                1275 Pennsylvania Avenue, N.W.
BRENNAN LLP                             Washington, D.C. 20004-2415
Attorneys at Law                        Tel: (202) 383-0100
                                        Fax: (202) 637-3593
                                        www.sablaw.com

                               January 24, 2000

STEPHEN E. ROTH
DIRECT LINE:  (202) 383-0158
Internet:  sroth@sablaw.com

VIA EDGAR
---------

Board of Directors
Golden American Life Insurance Company
1475 Dunwoody Drive
West Chester, PA  19380-1478

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Amendment No. 5 to the registration statement on Form S-1 (File No. 333-51353) for Golden American Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                             Very truly yours,

                                             SUTHERLAND ASBILL & BRENNAN LLP

                                             By: /s/ Stephen E. Roth
                                                ----------------------------
                                                    Stephen E. Roth